EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24047, Form S-8 No. 333-57799, Form S-8 No. 333-44416 and Form S-8 No. 333-99511) pertaining to the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended, (Form S-8 No. 333-103318) pertaining to outstanding nonqualified stock options issued to nonemployee directors and (Form S-8 No. 333-127452) pertaining to the Keystone Automotive Industries, Inc. 2005 Omnibus Incentive Plan of our reports dated June 8, 2007, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc., Keystone Automotive Industries, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Keystone Automotive Industries, Inc. included in the Annual Report on Form 10-K for the year ended March 30, 2007.

/s/    ERNST & YOUNG LLP

Los Angeles, California

June 8, 2007